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                                                                    EXHIBIT 99.1

PRESS CONTACT:                                    FINANCIAL CONTACT:

Tim Powers                                        Stacey Santilli
RSA Security Inc.                                 RSA Security Inc.
(781) 515-6212                                    (781) 515-6021
tpowers@rsasecurity.com                           santilli@rsasecurity.com

                                                           FOR IMMEDIATE RELEASE

                  RSA Security Announces Preliminary Q1 Results

        Company to Discuss Results in Conference Call at 8:30 a.m. E.S.T.

BEDFORD, MASS., APRIL 1, 2002 - RSA Security Inc. (Nasdaq: RSAS) today reported that revenue for the first quarter of 2002 will be approximately $55 million to $56 million, compared to $73.6 million for the first quarter of 2001. The company expects to report a net loss on a GAAP basis for the first quarter of 2002 of approximately $14 million to $16 million (a loss of between $0.24 and $0.28 per share on a diluted basis) compared to net income of $8.8 million ($0.14 earnings per share on a diluted basis) for the same period in 2001. The company expects non-cash and one-time charges for the first quarter to total approximately $11 million to $14 million. These charges include a restructuring charge, amortization of intangible assets, a charge for the decline in the fair value in the company's investments and litigation costs. The company expects to report a net loss from its core operating business for the first quarter of 2002 of approximately $5 million to $7 million (a loss of between $0.08 to $0.11 per share on a diluted basis) compared to net income of $9.6 million ($0.16 earnings per share on a diluted basis) for the same period in 2001. In addition, the company expects to report cash and marketable securities of approximately $60 million to $63 million at the end of the first quarter of 2002 compared to $63 million at the end of the fourth quarter of 2001. RSA Security will announce final results for the first quarter on Thursday, April 11, 2002, after market close.

RSA Security will hold a conference call today to discuss its preliminary first quarter results at approximately 8:30 a.m. E.S.T. The dial-in number for this conference call in the United States is 888-324-7818, the number for international calls is 212-287-1635; both numbers have a pass code of "RSAS". A replay of this conference call will be available for two days at 402-220-0217. In addition, a live Webcast of this conference call will be available on the "Investor" page of the company's Web site. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. A replay of this Webcast will be available for two business days.

ABOUT RSA SECURITY INC.
RSA Security Inc., the most trusted name in e-security(R), helps organizations build trusted e-business processes through its RSA SecurID(R) two-factor authentication, RSA ClearTrust(R) Web access management, RSA BSAFE(R) encryption and RSA Keon(R) digital certificate management product families. With approximately one billion RSA BSAFE-enabled applications in use worldwide, more than 12 million RSA SecurID authentication users and almost 20 years


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of industry experience, RSA Security has the proven leadership and innovative technology to address the changing security needs of e-business and bring trust to the online economy. RSA Security can be reached at WWW.RSASECURITY.COM.

                                      # # #

RSA, Keon, SecurID, ClearTrust and BSAFE are registered trademarks, and The Most Trusted Name in e-Security is a trademark of RSA Security Inc.

This press release contains forward-looking statements relating to RSA Security's results of operations for the first quarter of 2002. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are results obtained from the closing of the company's accounts for the first quarter, changes to accounting treatments given to specific items, actual amounts of one-time charges which the Company expects to take in the first quarter of 2002, and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on March 28, 2001.